EXHIBIT 10.10

Mailing Address: P.O. Box 8963 Wilmington, DE 19899-8963 866-518-8969 Fax: 866-247-1245	Directed Trust Agreement Defined Contribution

PRINCIPAL TRUST COMPANY DIRECTED TRUST AGREEMENT

This Trust Agreement is made by and between the undersigned Employer and Delaware Charter Guarantee & Trust Company, a Delaware corporation conducting business under the trade name of Principal Trust Company. The Employer has adopted a Plan for the benefit of its employees. Any change in Plan name shall not affect this Trust Agreement.

The Employer and the Trustee mutually agree as follows:

SECTION .01 – DEFINITIONS.

For the purposes of this Trust Agreement, capitalized terms in this Trust Agreement shall have the meaning set out in this Section unless otherwise clearly required by context.

“81-100 trust” shall mean the group trust that meets the requirements of Revenue Ruling 81-100.

“Account” shall mean, with regard to each Participant, the portion of the Trust Fund that is attributable to that Participant.

“Annuity Contract” shall mean an individual or group annuity contract issued by an Insurer to the Trustee for the purpose of funding annuity benefits under the Plan.

“Beneficiary” shall mean the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contributions” shall mean the amounts that are (i) described in the Plan Documents allowable as contributions to the Plan and (ii) forwarded to the Trustee to be held and invested in the Trust as set forth herein.

“Employer” shall mean the employer identified in Exhibit A.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or the corresponding provisions of any successor law.

“Insurer” shall mean an insurance company that issues a policy or contract with regard to the Plan and which policy or contract is held in the Trust in the event that any such policy or contract is issued.

“Investment Manager” shall mean an investment manager, as defined in Section 3(38) of ERISA, that has been retained to provide investment advice or management with regard to the Plan. The Employer shall give the Trustee notice of the identity of each Investment Manager and of any new or terminating Investment Managers.

“Named Fiduciary” shall mean the person or other entity designated as such in the Plan Documents. The Employer shall give the Trustee notice of the identity of each Named Fiduciary and of any new or terminating Named Fiduciaries. The Trustee shall not be designated as a Named Fiduciary and any attempt to do so shall be void and of no effect.

“Participant” shall mean a participant in the Plan with respect to whom there is an Account, as defined in this Trust Agreement. For the purposes of the operation of this Trust only, the term Participant shall also include a person who has an interest in the Trust as the result of an assignment under a Qualified Domestic Relations Order (as defined ERISA Section206(d) and Code Section414(p)).

“Plan” shall mean the employee pension benefit plan (as defined in ERISA Section3 (2)(A)) identified in Exhibit A.

“Plan Administrator” shall mean the person or other entity designated as such in the Plan Documents. The Employer shall give the Trustee notice of the identity of the Plan Administrator and of any replacement of the Plan Administrator. The Trustee shall not be designated as Plan Administrator and any attempt to do so shall be void and of no effect.

“Plan Documents” shall mean the documents under which the Plan is established and maintained.

“Plan Year” shall mean the plan year defined in the Plan Documents. The Employer shall give the Trustee notice of such definition and any changes to it.

“Successor Trustee” shall mean a trustee appointed by the Employer under Section.03 of this Trust Agreement to succeed the Trustee.

“Trust” shall mean the directed trust established as set forth in this document.

“Trust Fund” shall mean the Trust Fund described in Section.02.

“Trustee” shall mean Delaware Charter Guarantee & Trust Company, a Delaware corporation conducting business under the trade name of Principal Trust Company.

SECTION .02 – THE TRUST AND TRUST FUND.

By signing this Trust Agreement, the Employer establishes the Trust to hold and distribute the Trust Fund in accordance with the provisions of the Plan Documents. Except to the extent that ERISA applies, the laws of the State of Delaware shall govern, control, and determine all questions arising with respect to a Trustee acting pursuant to the provisions of this Trust Agreement, including the validity of its provisions. This Trust Agreement shall be interpreted in a manner consistent with the intent to satisfy the relevant provisions of state and federal laws including the Code and ERISA, if applicable.

The Trust Fund consists of the assets held at any time, and from time to time, by the Trustee under this Trust Agreement (including assets held by a group trust that meets the requirements of Revenue Ruling 81-100 (an “81-100 trust”), which may be maintained or administered by an Investment Manager, or assets held by a custodian, transfer agent, broker/dealer, or other entity subject to a proper arrangement with the Trustee) and shall consist of Contributions received by the Trustee and all manner of investments, and the proceeds thereof, attributable to those Contributions. The Trust Fund shall include only those assets that the Trustee accepts and which are received by the Trustee. The Trust Fund shall be valued at current fair market value as of the last day of the Plan Year and, at the discretion of the Trustee, may be valued more frequently. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Trust Fund. The Account of a Participant shall be credited with its share of the gains and losses of the Trust Fund. That part of a Participant’s Account invested in a funding arrangement or other investment vehicle which establishes an account or accounts for such Participant thereunder shall be credited with the gains or losses from such account or accounts. That part of a Participant’s Account which is invested in other funding arrangements or other investment vehicles shall be credited with a proportionate share of the gains or losses of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of (i) the part of the Participant’s Account invested in such funding arrangement or other investment vehicle to (ii) the total of the Trust Fund invested in such funding arrangement or other investment vehicle.

The corpus or income of the Trust Fund shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

SECTION .03 – THE TRUSTEE.

The Trustee accepts appointment as Trustee by executing this Trust Agreement.

The Named Fiduciary may remove the Trustee upon thirty (30) days prior notice. The Trustee may resign at any time upon thirty (30) days notice to the Named Fiduciary, or, with the consent of the Named Fiduciary, the Trustee may resign with less than thirty (30) days prior notice. Upon such removal or resignation of the Trustee, the Named Fiduciary or the Employer shall appoint a Successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder. The Successor Trustee must accept such appointment in writing for the appointment to become valid, at which point only will the Trustee’s appointment as such be considered to have terminated and the Successor Trustee shall become the Trustee under this Trust Agreement.

If the Successor Trustee fails to accept the appointment, or if the Named Fiduciary or Employer fails to appoint a Successor Trustee within thirty (30) days of the resignation or removal of the Trustee, then the Named Fiduciary or Employer shall appoint the President, or such other officer of the Employer who is eligible, Successor Trustee and such person shall be deemed to have filed his or her acceptance of appointment as the Successor Trustee.

When appointment has been accepted, or deemed accepted, by a Successor Trustee, the removed or resigning Trustee must assign, transfer, pay over, and deliver to the Successor Trustee all of the Trust Fund, less any unpaid fees or expenses, and such relevant records as the Trustee may possess. No Successor Trustee shall be obliged to examine the accounts, records, and acts of any previous Trustee, and such Successor Trustee in no way or manner shall be responsible for any action or omission to act on the part of any previous Trustee.

The Named Fiduciary or Employer shall notify the Insurer of any change of Trustee.

SECTION .04 – DUTIES OF THE TRUSTEE.

The Trustee shall accept Contributions forwarded to the Trustee to be held in the Trust and shall hold the Trust Fund and administer it according to the provisions of this agreement. The Trustee shall be a directed trustee with respect to Contributions and has no duty to demand or require that Contributions be made to the Trust, nor shall the Trustee be liable to determine the amount of any Contributions to the Trust or the adequacy of such Contributions to meet or discharge any liabilities of the Employer or the Plan. The Named Fiduciary retains the responsibility for monitoring and collecting Contributions, unless the Named Fiduciary has delegated this responsibility to an investment Manager.

The Plan Administrator administers the Plan. The Trustee is not responsible for any aspect of the Plan’s administration. A Named Fiduciary may appoint an Investment Manager to manage, including the power to acquire and dispose of, any assets of the Plan. The Trustee is not responsible for any aspect of an Investment Manager’s advice, control or management. The Trustee is not required to look into any action taken by the Named Fiduciary, the Employer, the Plan Administrator, the Investment Manager, or a Participant, and will be fully protected in taking, permitting, or omitting any action on the basis of their instructions or direction unless such direction is, in the Trustee’s opinion, contrary to the terms of the Plan, the Code or ERISA. Any instructions, notice, or direction by the Named Fiduciary, the Employer, the Plan Administrator, an Investment Manager, or a Participant, given in accordance with the provisions of the Plan Documents shall be given or made as described in this Trust Agreement; any attempted instruction, direction, or notice made in any other format shall be void and of no effect and the Trustee shall not act on such. The Employer will indemnify the Trustee for any claims and costs the Trustee may incur in acting according to the Trust provisions or upon instruction, direction, or notice from the Named Fiduciary, the Employer, the Plan Administrator, an Investment Manager, or a Participant.

In the event the Trustee becomes aware of material non-public information, the Trustee reserves the right to inquire about the Named Fiduciary’s knowledge and consideration of such information with respect to the directions the Trustee received. The Trustee reserves the right to contact the Employer directly if written confirmation to the Trustee’s inquiry is not received from the Named Fiduciary within a reasonable period of time.

Notwithstanding any other provision of this Trust Agreement, the Trustee shall discharge its duties hereunder solely in the interest of Participants and beneficiaries and with the care, skill and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall perform its duties in accordance with this Trust Agreement. The Trustee shall not be responsible for any action or omission of the Named Fiduciary, Employer or Investment Manager with respect to the performance of the Trustee’s duties and obligations set forth in this Trust Agreement and ERISA.

SECTION .05 – DIRECTED POWERS OF THE TRUSTEE.

The Trustee shall have the following powers with respect to the Trust Fund as appropriate under this Trust Agreement and subject to direction or instruction by the Named Fiduciary, the Employer, the Plan Administrator, an Investment Manager, or a Participant, as appropriate under the Plan Documents. In no event shall the Trustee be required to review such directions or instructions, except as set forth in Section ..04, and the Employer shall indemnify and protect the Trustee from any claims and costs resulting from following such directions. The Trustee shall have the power to:

a)	receive and hold Contributions forwarded to it under this Trust Agreement and to invest the Trust Fund in one or more of the following as directed by the Named Fiduciary, the Employer, the Plan Administrator, an Investment Manager, or a Participant:

1)	Annuity Contracts with the Insurer which provide for either guaranteed benefits or the investment of Plan assets in one or more separate accounts maintained by the Insurer, or both;

2)	Loans to Participants, provided such loans are duly authorized by the Plan Documents and that such authorization meets the requirements of both ERISA and the Code;

3)	81-100 trust; provided, however, that as long as the Trustee holds any units in an 81-100 trust hereunder, the instruments establishing and or amending any such 81-100 trust shall be adopted and made part of this Trust as though fully set forth herein;

4)	Custodial arrangements;

5)	Cash or other short-term investments including money market funds;

6)	Qualifying employer securities as defined in Code Section 409(l) and ERISA Section 407(d)(5)(a);

7)	An insurance policy issued by an Insurer designated by the Employer;

8)	Exchange-traded debt and equity securities, mutual fund shares; and

9)	Such assets, securities, or investment options as may be necessary to effectuate the purpose of this Trust.

b)	sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by private contract or at public auction;

c)	vote on all matters as directed by the Named Fiduciary, Investment Manager or Participant pertaining to all securities and mutual fund shares held by the Trustee directly (other than qualifying employer securities). The Trustee shall vote any securities and mutual fund shares that may be held by it solely as directed by the Named Fiduciary, Investment Manager or Participant in accordance with this Trust Agreement. If the Trustee receives timely directions on how to vote securities or mutual fund shares with regard to fewer than all of the securities or mutual fund shares subject to the vote, the Trustee shall vote such undirected securities or mutual fund shares in the same proportion as those for which it has received timely direction. The Trustee shall be under no duty to investigate any matter relating to a vote and shall have no power or authority to vote other than as set forth in this Trust Agreement;

d)	enter into an alternate arrangement (other than a self-directed brokerage account), including an 81-100 trust, an ancillary trust or a custodial arrangement to facilitate the investment of securities and mutual funds. If any securities and mutual fund shares are held in such alternate arrangement, to inform the trustee or custodian of such alternate arrangement of the voting directions the Trustee has received with regard to securities or mutual fund shares held in such alternate arrangement and to identify the securities or mutual fund shares with respect to which the Trustee has received partial or no direction or instruction. Those securities shall then be voted in accordance with the documents governing the 81-100 trust, ancillary trust or custodial arrangement. Nothing in this Trust Agreement shall be held as changing or affecting such other trusts or agreements. The Trustee shall have no power or authority to act otherwise than as set out in this paragraph with regard to votes on the securities and mutual fund shares described in this paragraph;

e)	vote and tender qualifying employer securities held hereunder in the manner described in the Plan Documents, or if qualifying employer securities are held in an ancillary trust to inform the trustee of the ancillary trust of the voting directions the Trustee has received and to identify the qualifying employer securities with respect to which the Trustee has received partial or no direction or instruction;

f)	vote and tender any securities and mutual fund shares held in a self-directed brokerage account in the manner described in the Plan and any applicable brokerage account agreements;

g)	retain in cash or other short term investment vehicles/instruments such amount as the Trustee considers advisable, and to deposit cash in any depository selected by the Trustee, without liability for interest;

h)	open such brokerage accounts with a broker/dealer on behalf of the Trust, as may be necessary to effect transactions in securities held in the Trust Fund; and

i)	distribute from the Trust Fund benefit and expense payments provided such payments are duly authorized by the Plan Documents and that such authorization meets the requirements of both ERISA and the Code.

SECTION .06 – COMPLEMENTARY POWERS OF THE TRUSTEE.

In exercising its powers under Section .05 of this Trust Agreement and discharging its duties generally under this Trust Agreement, the Trustee shall have the following powers with respect to the Trust Fund:

a)	to employ, and pay reasonable compensation to, agents, brokers, broker/dealers, attorneys, accountants, custodians, ancillary trustees, outside investment financial consultants, or other persons, whose advice or services the Trustee may deem necessary in carrying out its duties and powers under this Trust Agreement;

b)	to make, execute, acknowledge, and deliver any instruments that may be necessary to carry out the powers granted it, including custodial, 81-100 trust, or ancillary trust agreements;

c)	to consult with legal counsel, including the Employer’s counsel, with respect to the meaning or construction of, or the Trustee’s obligations or duties under, the Plan Documents and Trust, or with respect to any action or proceeding or any question of law. The Trustee shall be fully protected with respect to any action it takes in good faith pursuant to the advice of such counsel;

d)	to enforce any right, obligation, or claim and, in its absolute discretion, to protect in any way the interest of the Trust Fund and, if the Trustee considers such action for the best interest of the Trust Fund, to abstain from the enforcement of any right, obligation, or claim and to abandon any property which it has held;

e)	to institute, maintain, or defend any litigation necessary in connection with the administration of the Trust, provided the Trustee shall be under no duty or obligation to do so unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or be paid reasonable compensation for its own extraordinary services in connection therewith;

f)	to hold assets in the Trustee’s name or in the name of a nominee and to cause assets to be held by such custodian, 81-100 or ancillary trustee, transfer agent, broker, broker/dealer, or other party as appropriate to carrying out the Trustee’s duties under this Trust Agreement;

g)	to do all things necessary, in the Trustee’s judgment, for the proper performance of the Trustee’s duties under this Trust Agreement;

h)	to assume, until advised to the contrary, that the Trust is qualified under Code Section 401(a);

i)	to terminate the Plan’s participation in an 81-100 trust or custodial arrangement if such trust or arrangement limits participation to qualified plans and the Trustee learns of a determination by the Internal Revenue Service or a court of competent jurisdiction that the Plan is no longer qualified or that continued participation in the 81-100 trust or custodial arrangement would have adverse tax consequences for the Plan; and

j)	to make appropriate custodial arrangements with a benefits paying agent for the payment of benefits under the Plan.

k)	to require from the Employer, the Plan Administrator, or their authorized representatives written representations and warranties that the Plan maintains and follows established written procedures for identifying prohibited transactions and seeking applicable exemptive relief.

l)	to require written representations and warranties from the Named Fiduciary, Investment Manager or their authorized representatives that no direction provided by the Named Fiduciary, Investment Manager or their authorized representatives will result in a non-exempt prohibited transaction under the Code or ERISA.

SECTION .07 – EXPENSES.

The Trustee shall be reimbursed by the Employer for all expenses incurred by the Trustee in exercising its powers and carrying out its duties under this Trust Agreement and for such reasonable compensation for the Trustee as may be agreed upon from time to time by the Employer and the Trustee. If, and to the extent, the Employer does not timely pay such expenses and compensation, they shall be paid from the Trust Fund, either as directed by the Named Fiduciary, the Employer, the Plan Administrator, or Investment Manager, as appropriate in accordance with the Plan Documents or pro rata with respect to each Participant’s Account and, within the Participant’s Account, pro rata with regard to the securities, mutual fund shares or other investments attributable to that Participant’s Account including investments in 81-100 trusts, ancillary trusts, or custodial arrangements. The Trustee may also pay other expenses of the Plan, as directed by the Named Fiduciary, the Employer, the Plan Administrator, or Investment Manager, as appropriate in accordance with the Plan, from the Trust Fund in the same manner as described above. The Trustee is hereby authorized to collect expenses and compensation as described above.

The Trustee may earn compensation in the form of short-term interest (“float”) on things like uncashed distribution checks (from the date issued until the date cashed). The Trustee may also earn “float” on Contributions, loan payments, and other amounts awaiting investment, and on transfers or distributions involving certain non-proprietary funds prior to processing. The “float” earns money market rates. “Float” is not directly credited to plans for which the Trustee provides services. Contributions and transfers are normally allocated and invested the same day or as soon as possible afterwards, however, there are certain situations where the allocation of these funds will take a longer period of time. Distribution checks are normally mailed the day they are issued. The timing of when checks are cashed is beyond the control of the Trustee.

The separate service agreement between the Employer and the Plan’s service provider may include a provision that requires the service provider to correct inadvertent errors that may occur in processing certain transactions. This provision may allow the service provider to retain certain amounts as compensation for its services and such amounts shall be considered an expense of the Plan.

SECTION .08 – ACCOUNTING.

The Trustee or its designee shall maintain true and accurate records and accounts reflecting all receipts and disbursements of the Trust Fund and containing a description of all Trust Fund assets held hereunder. These records will be open, at the Trustee’s regular place of business, to inspection and audit by the Named Fiduciary, the Employer, the Plan Administrator, or the Investment Manager at all reasonable times.

Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical, electrical or electric recording, or other forms of data compilation shall be acceptable means of keeping records.

The Trustee or its designee shall file all reports, returns, and information required to be filed by Trustees under the Code and regulations and rulings issued under the Code.

The Trustee or its designee shall file with the Employer an accounting of its transactions as soon as practical after the first day of each Plan Year or any other date specified. Any such report or accounting is open to inspection by the Named Fiduciary or a Participant for a period of sixty (60) days following the date it is filed. At the end of the sixty-day period, the Trustee is released and discharged as to any matters set forth in the report or Account, except with respect to any act or omission as to which the Named Fiduciary, the Employer, the Plan Administrator or a Participant has filed a written objection within the sixty-day period.

In preparing its reports, the Trustee shall be permitted to rely upon, attach, otherwise include, and deem accurate without the need for independent verification, reports furnished to the Named Fiduciary, the Employer, Plan Administrator, or Trustee by the Insurer, any Investment Manager, and any investment fund or custodian.

SECTION .09 – AMENDMENT.

The Employer and the Trustee jointly reserve the right to amend this Trust Agreement by written instrument executed by both parties at any time upon terms mutually acceptable, and effective as agreed by the Employer and the Trustee.

The Trustee may amend this Trust Agreement (including any Exhibits) at any time by written instrument, provided that such amendment is, in the Trustee’s opinion, required by applicable law or regulations. Copies of the amended Trust Agreement shall be sent to the Employer by the Trustee or its designee no less than sixty (60) days prior to the effective date of such change set out in the amended Trust Agreement (which shall be effective irrespective of when or whether such copy is received by the Employer).

No amendment described in this Section .09 shall permit any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants, retired Participants or their Beneficiaries.

SECTION .10 – TERMINATION.

The Employer reserves the right to terminate this Trust Agreement by a written instrument delivered to the Trustee. This Trust Agreement shall automatically terminate upon the dissolution or liquidation of the Employer unless a successor corporation or business organization agrees in writing to assume the obligations of the Plan and this Trust.

Any Annuity Contract held in the Trust Fund at the time this Trust is terminated shall be transferred to the Employer and the remainder of the assets of the Trust Fund shall be transferred to the person or institution authorized in writing by the Employer to receive such assets.

If the Employer does not direct the transfer of the remainder of the assets of the Trust Fund to a person or institution authorized in writing by the Employer to receive such assets or the Trustee is not informed of the identity of any such person, the Trustee shall seek appointment of an appropriate recipient. The Trustee shall be paid all expenses incurred in doing so.

In the event of the termination of the Trust Agreement on account of termination of the Plan, the assets of the Trust Fund shall be applied as directed by Named Fiduciary, the Employer, or the Plan Administrator, to provide the benefits specified in the Plan upon termination of the Plan.

SECTION .11 – INSURER.

With regard to any portion of the assets of the Trust Fund consisting of Annuity Contracts issued by an Insurer, such Insurer shall in no event be deemed to be a party to this Trust or to be responsible for its validity. The obligations and responsibilities of the Insurer shall be measured and determined solely by the terms of the Annuity Contract and any insurance policy and it shall not be required to do any act not provided in, or any act contrary to, the provisions of such Annuity Contract and insurance policy.

The Insurer shall not be required to look into the terms of this Trust Agreement or question any action of the Trustee, nor shall it be responsible to see that any action of the Trustee is authorized. The Insurer shall act only upon the direction of the Trustee and shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee or for any change made, or action taken, upon such direction and shall not be obligated to see that any money paid by it to the Trustee or to any person shall be properly distributed or applied. Any instrument executed by the Trustee may be treated as conclusive. The Insurer shall be without liability in taking, permitting, or omitting any action on the faith of any such instrument and shall incur no liability or responsibility for doing so.

Notices, proposed contract amendments, rate or fee changes, or other communications regarding any Annuity Contracts that may be held hereunder will be sent directly to either the Employer or the Trustee. The Trustee shall not take any action with respect to any such notice, proposed amendment, change, or other communication unless the Trustee receives appropriate written direction from the Employer. Any rights of a contractholder under any such Annuity Contract, including rights to discontinue, amend, or otherwise modify the Annuity Contract shall be exercised only upon the specific written direction of the Employer.

SECTION .12 – LIMITATION ON RIGHTS AND REMEDIES.

In any action or proceeding involving the Trust Fund, or the administration of the Trust Fund, only the Trustee and the Employer shall be the necessary parties. Unless otherwise ordered by the court entertaining jurisdiction thereover, no other person having or claiming to have an interest in the Trust Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall be conclusive upon all persons claiming under this Trust Agreement.

SECTION .13 – LIMITATION OF TRUSTEE’S LIABILITY.

a)	Any direction, instruction, or notice to the Trustee by the Named Fiduciary, the Employer, the Plan Administrator, the Investment Manager, the Insurer, or other person pursuant to any of the provisions of this Trust shall be in writing and delivered by regular mail, and shall be effective only upon actual receipt. Any direction, instruction, or notice from the Trustee to the Named Fiduciary, the Employer, the Plan Administrator, the Investment Manager, a Participant, the Insurer, or other person pursuant to any of the provisions of this Trust shall be considered effective when the Trustee mails it to the last address of the intended recipient which is contained in the Trustee’s records. The Employer and the Trustee may agree in writing that any such direction, instruction, or notice may be given by alternative methods, including facsimile transmission, telephone, or electronic transmission to any e-mail address, fax or telephone number and shall, with regard to such alternate means of giving any such direction, instruction, or notice, provide for the use of identifying numbers or procedures that must be followed with regard to the giving of any such direction, instruction, or notice. The Employer shall inform the Named Fiduciary, the Plan Administrator, any Investment Manager and Participants of such agreed upon alternative methods. The Trustee shall not be under any duty or obligation to act on any notice, instruction, or direction received in a form other than those agreed upon between the Named Fiduciary, the Employer, the Plan Administrator, and the Trustee. The Trustee may absolutely rely upon any and all such directions, instructions, or notices reasonably believed by it to be genuine and shall be fully protected in acting in accordance therewith. The Employer agrees to indemnify and hold the Trustee harmless against any loss, cost, claim, damage, expense, and liability (including attorney’s fees) and other costs it may incur in acting upon such notice, instructions, or directions. Except for the Trustee’s own negligence, the Trustee shall incur no liability for any act or failure to act pursuant to this Trust Agreement, unless a higher standard of care is imposed by ERISA.

b)	The Trustee is not liable for the acts or omissions of the Named Fiduciary, the Employer, the Plan Administrator, the Investment Manager, or the Insurer, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. A Named Fiduciary and any properly appointed Investment Manager may execute a letter of agreement as a part of this Trust delineating the duties, responsibilities, fee structure, and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

c)	The Trustee may assume that the Named Fiduciary, the Employer, the Plan Administrator, the Investment Manager, and the Insurer are appropriately discharging their duties under the Plan Documents and this Trust Agreement unless and until it is notified to the contrary in writing by any person known to the Trustee to be a Participant in the Plan, the Employer, or a governmental agency with jurisdiction. In the event the Trustee receives said written notice, then the Trustee shall take any actions it deems appropriate, including, if the Trustee so desires, applying to a court of competent jurisdiction and/or Federal regulatory authorities for guidance with respect to disposition of the Trust Fund.

d)	The Trustee shall have no responsibility for the management and control of the Trust Fund beyond implementation of instructions, notice, or directions received by the Trustee in accordance with this Trust Agreement, it being contemplated that all Plan assets will be under the control or direction of the Insurer or a properly appointed Investment Manager, or subject to Named Fiduciary, Employer, Plan Administrator, or Participant direction. The Trustee shall not be responsible for reviewing reports provided by the Insurer or any Investment Manager. The Trustee will be under no duty of inquiry or review with regard to any direction, instruction, or notice that it may receive in accordance with this Trust Agreement except as set forth in Section .04.

e)	The duties and responsibilities of the Trustee shall be limited to those set forth in this Trust Agreement and nothing contained in this Trust Agreement shall be deemed, either expressly or by implication, to impose any additional duties, powers, or responsibilities on the Trustee.

SECTION .14 – SECTION 404(c) COMPLIANCE.

The Trustee shall have no duty or responsibility to review any aspect of the Plan or its administration relating to compliance with ERISA Section 404(c).

SECTION .15 – MISCELLANEOUS.

a)	To the extent permitted by law, no person shall be obliged to see to the application of any money paid or property delivered to the Trustee, nor shall any such person be required to take cognizance of the provisions of this Trust Agreement. In general, each person dealing with the Trustee may act upon any advice, request, or representation in writing by the Trustee, or the Trustee’s duly authorized agent, and shall not be liable to any person in so doing.

b)	The Trustee may require delivery to it a copy of any certificate, notice, or other instrument or information believed by it to be necessary to perform its duties hereunder and may rely and act upon the basis of any such certificate, notice, instrument, or other information furnished to the Trustee which it believes to be reliable and to have been signed, made, or presented by the proper party or parties.

c)	To the extent permitted by law, the Trustee shall not be responsible for any act or omission of the Named Fiduciary, the Employer, the Plan Administrator, or the Investment Manager. The Trustee shall be under no duty to inquire into any rule, regulation, instruction, direction, or order purporting to have been issued by the Named Fiduciary, the Employer, the Plan Administrator, or the Investment Manager.

d)	Notwithstanding anything else in this Trust Agreement, the Trustee has the right, but not the obligation, to seek guidance from a court of competent jurisdiction or Federal regulatory authorities with respect to the handling and disposition of the Trust Fund.

e)	No interest under this Trust may be alienated, anticipated, encumbered or assigned, voluntarily or involuntarily and any such attempted assignment, alienation, anticipation, or encumbrance shall be void and of no effect. Nothing in this Trust Agreement, however, shall prevent an assignment or alienation that the Plan Administrator advises the Trustee is necessary to fulfill the requirements of a Qualified Domestic Relations Order, as defined in ERISA Section 206(d) and Code Section 414(p).

f)	Except as may be specifically permitted by the Plan Documents, under no circumstances shall any asset held in the Trust Fund or any Contributions made to the Trust ever revert to or be used or enjoyed by the Employer or used for any other purpose than the funding or provision of benefits to eligible Participants or their Beneficiaries or the satisfaction of other lawful obligations of the Plan prior to the satisfaction of all liabilities under the Plan. The Trustee shall be under no obligation to return any asset of the Trust Fund to the Employer, unless the Trustee has received written certification from the Employer that all Plan liabilities have been satisfied and that the Plan has been terminated or written certification that the amount requested by the Employer is the result of a bona fide mistake of fact described in ERISA 403(c)(2)(A)(i) and is in accord with the provisions of the Plan Documents. The Trustee may rely completely on such written certification.

g)	This Trust Agreement shall be interpreted in a manner consistent with the requirements of Code Section 401(a), so that the Trust remains tax exempt under Code Section 501. If the terms of this Trust Agreement conflict with relevant terms of ERISA, the Code, or Delaware law, the requirements of those laws shall be deemed to be part of this Trust Agreement and shall supersede any other provision in this Trust Agreement that is to the contrary. This Trust Agreement shall be construed as though jointly drafted by the Trustee and the Employer and according to the fair intent of the language as a whole and not for or against anyone. The term “including” shall be construed providing examples only and as being without limitation.

h)	Each individual signing this Trust Agreement represents and warrants that she or he has, individually or in concert with the other persons signing this Trust Agreement on behalf of the same entity, the authority to sign this Trust Agreement and thereby bind that entity to the terms and conditions of this Trust Agreement.

SECTION .16 – EMPLOYER’S REPRESENTATIONS AND WARRANTIES.

The Employer represents and warrants that:

a)	The Named Fiduciary or Employer shall timely provide the Trustee with a copy of any SEC 8-K filing and shall notify the Trustee of any bankruptcy filings, formal civil or criminal charges filed against the Employer or directors by federal or state regulators.

b)	There are no existing 8-K filings, bankruptcy filings, or legal actions known to the Named Fiduciary, Employer or Investment Manager other than those disclosed to the Trustee and that no direction provided by the Named Fiduciary, Employer or Investment Manager will result in a non-exempt prohibited transaction under the Code or ERISA.

c)	The Named Fiduciary and the Plan Administrator will maintain and follow established written procedures for identifying prohibited transactions and seeking applicable exemptive relief.

d)	There are no plan documents or instruments that establish limits on the investments in which the plan may invest that have not been provided to the Trustee and that it or the Named Fiduciary will provide copies to the Trustee within 15 days of any changes to the Plan’s documents that establish limits on plan investments.

e)	It will not object if the Trustee discloses material non-public information to the Named Fiduciary or Employer.

SECTION .17 – EXECUTION.

This Trust Agreement may be executed in counterparts, each of which shall be deemed an original.

SECTION .18 – WAIVER.

It is understood and agreed that no failure or delay to exercise, nor any single or partial exercise of, any right, power, or privilege given or arising under this Trust Agreement shall operate as a waiver of future rights to exercise any such right, power, or privilege.

SECTION .19 – CHANGE IN PLAN TERMS.

Changes to the Plan Documents or the operation of the Plan shall not serve to increase or decrease the responsibility, duties, or obligations of the Trustee under this Trust Agreement. The Trustee and the Employer may negotiate and make any changes to this Trust Agreement that appropriately reflect such changes. Absent such negotiated changes, the Trustee shall be obligated to no more than continued performance under this Trust Agreement as if the changes to the Plan Documents had not occurred.

IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement to be effective as of the date both the Employer and the Trustee have signed this Trust Agreement.

FOR THE EMPLOYER

Name of Employer:	LKQ Corporation

By:	/S/ Walter P. Hanley
(Signature)

Business Title:	Senior Vice President

Print Name:	Walter P. Hanley

Date:	November 19, 2008

The undersigned hereby accepts appointment as Trustee hereunder and agrees to be bound by the terms of this Trust Agreement.

ACCEPTANCE OF THE TRUSTEE

Delaware Charter Guarantee & Trust Company, a Delaware corporation conducting business under the trade name of Principal Trust Company.

By:	/s/ Carol L. Burns
(Signature)

Business Title:	S.V.P.

Date:	12/22/08

Exhibit A

Name of Employer:	LKQ Corporation

Name of Plan:	LKQ Corporation Employee’s Retirement Plan